UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

AFFYMAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

(650) 812 -8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 28, 2013, Affymax, Inc. (the “Company”) received a determination letter (the “Determination Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq believes that the Company should be delisted pursuant to Rule 5101 of the Nasdaq Listing Rules.  Specifically, Nasdaq notified the Company that it is operating as a “public shell” and has determined that, following the Company’s announcement regarding the voluntary recall of OMONTYS, the Company no longer has an operating business.

Nasdaq has determined that public shells could be detrimental to the interests of the investing public. Nasdaq Listing Rule 5100 provides Nasdaq with discretionary authority to apply more stringent criteria for continued listing and the ability to terminate the inclusion of particular securities based on any event, condition or circumstance that exists or occurs that in the opinion of Nasdaq makes inclusion of the securities on Nasdaq inadvisable or unwarranted.

As of the date of this filing, the Company does not plan to appeal the determination by Nasdaq based on the position set forth in the Determination Letter.  Absent such an appeal, trading in the Company’s common stock will be suspended at the opening of business on June 6, 2013, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.  If the Company’s stock is delisted by Nasdaq, it would be the Company’s intention that its securities would be eligible for quotation on the OTC Bulletin Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC.

Dated: May 31, 2013	By:	/s/ Herb Cross
Herb Cross
Chief Financial Officer